Exhibit 99.1
FINAL DRAFT – DO NOT DISTRIBUTE

Contacts:
Parna Sarkar	Elise Caffrey
Media Relations	Investor Relations
(781) 418-3135	(781) 418-3003
psarkar@irobot.com	ecaffrey@irobot.com
iRobot Awarded $16.58 Million for First Major Deployment
of Explosive-Detection Robots
New Payload Adds Explosive-Sniffing Ability to iRobot PackBot
BURLINGTON, Mass., Jan. 29, 2007 – iRobot Corp. (NASDAQ: IRBT) today announced it was awarded a $16.58 million order for delivery of more than 100 explosive-detection robots for use by the U.S. military in Iraq. The contract was granted by the procurement office of the Naval Air Systems Command on behalf of the Robotic Systems Joint Project Office (RSJPO) at Redstone Arsenal, Ala. iRobot expects to begin delivery of the units in the first half of 2007. The company has teamed with ICx Technologies to integrate its award-winning, explosive-detection technology onto the combat-proven iRobot PackBot® platform. The technology has been successfully tested in Iraq during the past year.
The payload, called the ICx Fido for iRobot PackBot 500, can detect explosives' vapors emanating from Improvised Explosive Devices (IEDs). PackBot features a highly dexterous, 7-foot arm that allows the robot to place the explosive sensor close to suspicious packages and other objects, as well as reach through car windows and under vehicles. PackBot can then use its on-board capabilities to destroy IEDs, while warfighters remain out of harm’s way.
“This RSJPO order marks the first major deployment of explosive-detection robots and demonstrates a new market application for robot technology,” said Vice Admiral Joe Dyer (U.S. Navy, Ret.), president of iRobot Government & Industrial Robots. “There is a critical need for robots that can safely detect and disrupt explosives, not just for warfighters deployed in Iraq, but also for first responders around the world.”
“The digital, modular architecture of iRobot PackBot enabled rapid and easy integration of the Fido payload, ensuring that iRobot can quickly meet the needs of the customer,” said Joel Roark, general manager of ICx Nomadics, the business unit of ICx Technologies involved in the integration. “The Fido payload is highly sensitive and, combined with PackBot, makes a formidable and mobile explosive-detection robot that removes the human operator from harm’s way.”
To date, iRobot has delivered more than 800 PackBot robots to a broad range of military and civilian customers worldwide. The robots have performed tens of thousands of missions in Iraq and Afghanistan and are credited with saving soldiers’ lives.
iRobot Corporation
63 South Avenue, Burlington, MA 01803-4903 • 781.345.0200 • Fax 781.345.0201 • www.irobot.com

About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation’s expectations concerning the size of the markets for its products and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our dependence on the U.S. federal government and government contracts; our dependence on single-source manufacturers; market acceptance of our products; changes in government policies or spending priorities; our dependence on third-party collaborators; and governmental regulation. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K.
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iRobot Corporation
63 South Avenue, Burlington, MA 01803-4903 • 781.345.0200 • Fax 781.345.0201 • www.irobot.com